SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2003

Centex Construction Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-12984 (Commission File Number)	75-2520779 (IRS Employer Identification No.)

2728 N. Harwood, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

(214) 981-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated October 20, 2003

Item 12. Results of Operations and Financial Condition.

     On October 20, 2003, Centex Construction Products, Inc., a Delaware corporation (the “Corporation”), announced its second quarter net earnings for the quarter ended September 30, 2003. A copy of the Corporation’s earnings release announcing these financial results is attached as Exhibit 99.1 hereto and incorporated by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CONSTRUCTION PRODUCTS, INC.

By:	/s/ Arthur R. Zunker, Jr. Name: Arthur R. Zunker, Jr. Title: Senior Vice President - Finance and Treasurer

Date: October 20, 2003

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated October 20, 2003.